THIRD AMENDMENT

GRACO DEFERRED COMPENSATION PLAN

(2005 Restatement)

Graco Inc. hereby amends the “GRACO DEFERRED COMPENSATION PLAN (2005 Statement)” (as amended, the “Plan Statement”) as follows:

1.           DISABILITY.   Effective for determinations of disability on and after January 1, 2009, Section 1.2.10 of the Plan Statement shall be amended to reads as follows:

1.2.10.   Disability or Disabled — a Participant will be considered disabled if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

2.           SPECIFIED EMPLOYEE.   Effective for determinations of who is a specified employee on and after January 1, 2009, a new Section 1.2.19 shall be added to the Plan Statement (with the prior Section 1.2.19 and subsequent sections and cross references renumbered as appropriate) that reads as follows:

1.2.19.   Specified Employee — a Participant who is a specified employee for purposes of section 409A of the Code.

3.           VICE PRESIDENT OF HUMAN RESOURCES.   Effective January 1, 2009, Section 1.2.23 of the Plan Statement (Section 1.22 prior to this amendment) is amended to read as follows:

1.2.23.   Vice President of Human Resources — the Vice President of Human Resources or, if such position does not exist, the senior officer responsible for the human resources function.

4.           EVERGREEN ELECTIONS.   Effective December 31, 2008, Section 2.3.4 of the Plan Statement is deleted (with subsequent sections and cross references renumbered as appropriate).

5.           DISTRIBUTION.   Effective January 1, 2009, Section 7.1 of the Plan Statement is amended to read as follows:

7.1.        Distribution.  Prior to the start of each Plan Year (the calendar year), a Participant may enter inter a Deferred Compensation Agreement that specified the amount of compensation to be deferred (as provided under Section 3) and the time and form of payment for the compensation deferred for that Plan Year (along with any earnings or losses on the compensation deferred for the Plan Year).

6.           ELECTION.   Effective for distributions made on and after January 1, 2005, Section 7.1.1(a) of the Plan Statement is amended to read as follows:

(a)

Election for Distribution as of a Specified Time. The Participant may elect to commence distribution of the amount deferred by the Participant for a Plan Year as of (i) a specified year, or (ii) the Participant’s Separation from Service. If the Participant elects to commence distribution as of a specified year, distribution shall be made on January 1 of that year (or as soon as practicable after that date but in all cases within the time period permitted under section 409 of the Code). If the Participant elects to commence distribution as of the Participant’s Separation from Service, distribution shall be made as of the date that is sixty (60) days after the Participant’s Separation from Service (or as soon as practicable after that date but in all cases within the time period permitted under section 409 of the Code).

7.           EFFECTIVE DATE OF ELECTIONS.   Effective January 1, 2009, the last sentence of Section 7.1.1(b) of the Plan Statement is deleted.

8.           ELECTION TO DELAY TIME OF DISTRIBUTION.   Effective for distributions made on and after January 1, 2009, Section 7.1.1(c) of the Plan Statement is amended so that the first sentence reads as follows:  The Participant may make a one-time election to change the time of distribution for an amount deferred for a Plan Year (the Participant may make one such election with respect to an amount deferred for each Plan Year).

9.           DEFAULT TIME OF DISTRIBUTION.   Effective for distributions made on and after January 1, 2009, Sections 7.1.1(d), is amended to read as follows:

(d)

Default Time of Distribution. Unless the Participant elects otherwise, a Participant’s amount deferred for a Plan Year (reduced by the amount of any applicable payroll, withholding and other taxes) shall be distributed as of the January 1 following the date of the Participant’s Separation from Service (or as soon as practicable after that date but in all cases within the time period permitted under section 409 of the Code).

10.         DELAY IN DISTRIBUTION TO SPECIFIED EMPLOYEES.   Effective for distributions made on and after January 1, 2009, Section 7.1.1(e) of the Plan Statement is amended to read as follows:

(e)

Delay for Specified Employees.   If a Participant is a Specified Employee as of the date of distribution a Participant’s amount deferred for a Plan Year and the distribution is due to Participant’s Separation from Service (rather than a specified year), distribution shall commence the later of (i) the date distribution is to be made, or (ii) the first day of the month following the date that is six (6) months after the date of the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). If the Participant has elected to receive installments, distributions that would have been made during the six (6)-month delay period shall all be paid to the Participant on the first day of the month following the date that is six (6) months after the date of the Participant’s Separation from Service (along with the regular payment that is to be paid on that date).

11.         ELECTION OF FORM OF DISTRIBUTION.   Effective for distributions made on and after January 1, 2009, Sections 7.1.2(a) of the Plan Statement is amended to read as follows:

(a)	Election of Form of Distribution. The Participant may elect the form of distribution for a Participant’s amount deferred for a Plan Year.
(i)	Lump Sum. The Participant may elect distribution to be made in a single lump sum payment in cash.
(ii)

Installments. A Participant may elect distribution to be made in a series of cash installment payments payable annually over a period of five (5), ten (10), or fifteen (15) years. The amount of an installment payment to a Participant shall be substantially equal to the value of the Participant’s amount deferred for a Plan Year divided by the remaining number of installment payments payable to the Participant.

12.         EFFECTIVE DATE OF ELECTION.   Effective January 1, 2009, the last sentence of Section 7.1.2(b) of the Plan Statement is deleted.

13.         ELECTION TO CHANGE THE FORM OF DISTRIBUTION.   Effective for distributions made on and after January 1, 2009, Section 7.1.2(c) of the Plan Statement is amended so that the first sentence reads as follows:  The Participant may make a one-time election to change the form of distribution for an amount deferred for a Plan Year (the Participant may make one such election with respect to an amount deferred for each Plan Year).

14.         DEFAULT FORM OF DISTRIBUTION.   Effective for distributions made on and after January 1, 2009, Section 7.1.2(d) of the Plan Statement is amended so that the first sentence reads as follows:

(d)

Default Form of Distribution.  Unless the Participant elects otherwise, a Participant’s amount deferred for a Plan Year (reduced by the amount of any applicable payroll, withholding and other taxes) shall be paid in a single lump sum payment in cash.

15.         SMALL AMOUNT DISTRIBUTION.   Effective for distributions made on and after January 1, 2009, a new Section 7.1.2(e) is added to the Plan Statement that reads as follows:

(e)

Small Amount Lump Sum Distribution. If the value of a Participant’s benefit under the Plan as of the date benefit is to commence is equal to or less than the limit under section 402(g)(1)(B) of the Code (as adjusted for the applicable year), the benefit shall be paid in a single lump sum payment.

16.         BENEFICIARIES. Effective January 1, 2009, Section 7.2 (including Sections 7.2.1 through 7.2.5) of the Plan Statement is amended to read as follows:

7.2         Designation of Beneficiaries.

               7.2.1.           Right to Designate.   Each Participant may designate, upon forms to be furnished by and filed in accordance with procedures established by the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless signed by the Participant and received by the Committee during the Participant’s lifetime. The Committee may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective. Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of the Plan and all elections and designations made under the Plan to have died before such Participant or Beneficiary.

               7.2.2.           Failure of Designation.   If a Participant: (i) fails to designate a Beneficiary, (ii) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or (iii) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, such Participant’s Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

17.         CLAIM AND REVIEW PROCEDURES.   Effective for distributions made on and after January 1, 2009, Section 11.2 of the Plan Statement is amended to be read as follows (and Sections 11.3 through 11.7 shall be deleted):

11.2.      Claim and Review Procedures . Until modified by the Committee, the claim and review procedures set forth in Section 10.2 of the Graco Employee Retirement Plan shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan to be reviewed by the Vice President of Human Resources and the Committee.

18.         INTERNAL REVENUE CODE STATUS.   Effective January 1, 2009, Section 13.2.2 of the Plan Statement shall be amended to read as follows:

13.2.2.       Internal Revenue Code Status. The Plan is maintained as a nonqualified deferred compensation arrangement under section 409A of the Code. The rules of section 401(a) et. seq. of the Code shall not apply to the Plan. The rules of sections 3121(v) and 3306(r)(2) of the Code shall apply to the Plan. Each provision shall be interpreted and administered accordingly.  Notwithstanding the foregoing, neither the Employer nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with the Code.

19.         CHOICE OF LAW.   Effective for claims filed on and after January 1, 2009, Section 13.3 of the Plan Statement shall be amended to read as follows:

13.3.      Choice of Law.   Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with the laws of the State of Minnesota (except that the state law will be applied without regard to any choice of law provisions).

20.         CHOICE OF VENUE.   Effective for claims filed on and after January 1, 2009, a new Section 13.4 shall be added to the Plan Statement that reads as follows:

13.4.      Choice of Venue.  Any claim or action brought with respect to this Plan shall be brought in the Federal courts of the State of Minnesota.

21.         PLAN STATEMENT CONTROLS.   Effective for claims filed on and after January 1, 2009, a new Section 13.5 shall be added to the Plan Statement that reads as follows:

13.5.      Plan Statement Controls.  If there is a discrepancy between this Plan Statement and other documents prepared with respect to the Plan, including any plan overview or summary, the terms of this Plan Statement shall control and govern over the other document.

22.         SAVINGS CLAUSE.   Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.